EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Navistar International Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-70979, 33-26847, 333-29301, 333-77781, 333-86756, 333-86754, 333-113896, 333-162266, 333-166273 and 333-186820) and on Form S-3 (Nos. 333-213745 and 333-234051) of Navistar International Corporation of our reports dated December 17, 2020 with respect to the consolidated balance sheets of Navistar International Corporation and subsidiaries as of October 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, stockholders’ deficit, and cash flows for each of the years in the three-year period ended October 31, 2020 and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of October 31, 2020, which reports appear in the October 31, 2020 annual report on Form 10-K of Navistar International Corporation.

/s/ KPMG LLP
Chicago, Illinois
December 17, 2020

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